UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2015

APX GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-191132-02	46-1304852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4931 North 300 West

Provo, Utah 84604

(Address of Principal Executive Offices) (Zip Code)

(801) 377-9111

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 6, 2015, APX Group, Inc. (the “Borrower”), a wholly owned subsidiary of the registrant, APX Group Holdings, Inc. (“Holdings”), entered into a Second Amended and Restated Credit Agreement among the Borrower, Holdings, the other guarantors party thereto, each lender from time to time party thereto and Bank of America, N.A., as administrative agent, L/C issuer and swing line lender (the “Amended and Restated Credit Agreement”).

The Amended and Restated Credit Agreement amended and restated the Borrower’s existing credit agreement to provide for, among other things, (1) an increase in the aggregate commitments previously available to the Borrower and (2) the extension of the maturity date with respect to certain of the previously available commitments, in each case, on the following terms:

Interest Rate and Fees

Borrowings under the Amended and Restated Credit Agreement bear interest at a rate per annum equal to an applicable margin plus, at our option, either (1) the base rate determined by reference to the highest of (a) the Federal Funds rate plus 0.50%, (b) the prime rate of Bank of America, N.A. and (c) the LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month, plus 1.00% or (2) the LIBOR rate determined by reference to the London interbank offered rate for dollars for the interest period relevant to such borrowing. The applicable margin for base rate-based borrowings (1) (a) under the Series A Revolving Commitments of approximately $247.5 million and Series C Revolving Commitments of approximately $20.8 million is currently 2.0% per annum and (b) under the Series B Revolving Commitments of approximately $21.2 million is currently 3.0% and (2) (a) the applicable margin for LIBOR rate-based borrowings (a) under the Series A Revolving Commitments and Series C Revolving Commitments is currently 3.0% per annum and (b) under the Series B Revolving Commitments is currently 4.0%. The applicable margin is subject to one step-down of 25 basis points based on the Borrower meeting a consolidated first lien net leverage ratio test at the end of each fiscal quarter.

In addition to paying interest on outstanding principal under the revolving credit facility, the Borrower is required to pay a quarterly commitment fee (which will be subject to one step-down of 12.5 basis points based on our meeting a consolidated first lien net leverage ratio) to the lenders under the Amended and Restated Credit Agreement in respect of the unutilized commitments thereunder. The Borrower also pays customary letter of credit and agency fees.

Amortization and Final Maturity

The Borrower is not required to make any scheduled amortization payments under the revolving credit facility. The principal amount outstanding under the revolving credit facility will be due and payable in full on (1) with respect to the non-extended commitments under the Series C Revolving Credit Facility, November 16, 2017 and (2) with respect to the extended commitments under the Series A Revolving Credit Facility and Series B Revolving Credit Facility, March 31, 2019.

Guarantees and Security

Obligations under the Amended and Restated Credit Agreement are unconditionally guaranteed by Holdings and each of the Borrower’s existing and future U.S. wholly-owned restricted subsidiaries (with certain exceptions for immaterial subsidiaries) and are secured by a perfected security interest in substantially all of the assets of the Borrower and the guarantors, in each case, now owned or later acquired, including a pledge of all of the Borrower’s capital stock, the capital stock of substantially all of the Borrower’s U.S. wholly-owned restricted subsidiaries and 65% of the capital stock of certain of the Borrower’s foreign restricted subsidiaries, subject in each case to the exclusion of certain assets and additional exceptions.

Ranking

The collateral securing the obligations under the Amended and Restated Credit Agreement, together with the Borrower’s outstanding secured notes and certain other future indebtedness and obligations permitted under the indentures governing the Borrower’s outstanding notes and the Amended and Restated Credit Agreement, are subject to first priority liens securing such indebtedness. However, under the terms of an existing intercreditor agreement, borrowings under the Amended and Restated Credit Agreement and up to an additional $60.0 million of future “superpriority” borrowings under incremental facilities will effectively rank ahead of the Borrower’s outstanding secured notes.

Certain Covenants and Events of Default

The Borrower is required to comply with a maximum consolidated first lien net leverage ratio test whenever it makes a borrowing or request a letter of credit under the Amended and Restated Credit Agreement, if, on a pro forma basis for such borrowing or request for such letter of credit, the aggregate principal amount of borrowings and outstanding letters of credit (except to the extent cash collateralized) under the Amended and Restated Credit Agreement would exceed 15% of the total amount of the revolving credit facility on such date. The Borrower is also required to comply with the maximum consolidated first lien net leverage ratio test (1) in the case of any quarter ending on or before December 31, 2015, as of the last day of any such quarter in which the aggregate principal amount of borrowings and outstanding letters of credit (except to the extent cash collateralized) under the revolving credit facility exceeds 15% of the total amount of the revolving credit facility on such date and (2) in the case of any quarter ending thereafter, as of the last day of any such quarter. In addition, the Amended and Restated Credit Agreement includes negative covenants that will, among other things and subject to certain significant exceptions, limit the ability of the Borrower and its restricted subsidiaries to:

•	incur indebtedness or guarantees;

•	incur liens;

•	make investments, loans and acquisitions;

•	consolidate or merge;

•	sell assets, including capital stock of its subsidiaries;

•	pay dividends on its capital stock or redeem, repurchase or retire its capital stock;

•	alter the business it conducts;

•	amend, prepay, redeem or purchase subordinated debt;

•	engage in transactions with its affiliates; and

•	enter into agreements limiting subsidiary dividends and distributions;

The Amended and Restated Credit Agreement also contains certain customary representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control). If an event of default occurs, the lenders under the revolving credit facility will be entitled to take various actions, including the acceleration of amounts due under the revolving credit facility and all actions customarily permitted to be taken by a secured creditor.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Exhibit

Exhibit 10.1	Second Amended and Restated Credit Agreement, dated as of March 6, 2015, by and among the Borrower, Holdings, the other guarantors party thereto, each lender from time to time party thereto and Bank of America, N.A., as administrative agent, L/C issuer and swing line lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APX GROUP HOLDINGS, INC.
(Registrant)

By:	/s/ Dale Gerard
Name: Dale Gerard
Title: Senior Vice President of Finance and Treasurer

Date: March 10, 2015